UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2008

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

In the press release attached as Exhibit 99.1 to the Form 8-K filed June 14, 2008, it was incorrectly stated that one of the Company’s goals for fiscal 2009 was to increase same-store prepared food and fountain sales 6.8% with an average margin of 61.6%. The Company’s actual goal is to achieve a prepared food margin of 61.2% in fiscal 2009.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2008, the Board of Directors approved salary and bonus arrangements for the Company’s executive officers and Vice Presidents for the fiscal year ending April 30, 2009. Further information concerning such arrangements is described in Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 15, 2008, the Company reported June 2008 same-store sales results for stores open for one full year. Same store gasoline gallons sold decreased 0.3% in June 2008 compared to June 2007. The gasoline margin was above the Company’s fiscal 2009 goal of 10.8 cents per gallon. The average retail price of gasoline sold during June 2008 was $3.83 per gallon. Same-store sales of grocery and other merchandise increased 4.5% and prepared food and fountain same-store sales increased 10.2% in June 2008 compared to June 2007.

The information contained in this Item is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY=S GENERAL STORES, INC.

Date: July 15, 2008	By:	/s/ William J. Walljasper
William J. Walljasper Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
99.1	Description of FY2009 Salary and Bonus Arrangements for Executive Officers